Independent Auditors' Consent



To the Shareholders and Board of Trustees of Consulting Group Capital Markets Funds:

We consent to the use of our report dated October 15, 1997 for Consulting Group Capital Markets Funds incorporated herein by reference and to the references to our Firm under the headings "Financial
Highlights" in the Prospectus and "Counsel and Auditors" in the Statement of Additional Information.




	KPMG Peat Marwick LLP


New York, New York
December 29, 1997